SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on the 7th day of December, 2001.

SYNOVUS FINANCIAL CORP. ("Registrant")
By:/s/ James H. Blanchard
James H. Blanchard Chairman of the Board and Principal Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James H. Blanchard, James D. Yancey and Richard E. Anthony, and each of them, his or her true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/William B. Turner	Date: December 7, 2001
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William B. Turner, Director and Chairman of the Executive Committee

/s/James H. Blanchard	Date: December 7, 2001
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James H. Blanchard, Chairman of the Board and Principal Executive Officer

/s/James D. Yancey	Date: December 7, 2001
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James D. Yancey, President and Director

/s/Richard E. Anthony	Date: December 7, 2001
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Richard E. Anthony, Vice Chairman of the Board

/s/Walter M. Deriso, Jr.	Date: December 7, 2001
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Walter M. Deriso, Jr., Vice Chairman of the Board

/s/Elizabeth R. James	Date: December 7, 2001
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Elizabeth R. James, Vice Chairman of the Board

/s/Thomas J. Prescott	Date: December 7, 2001
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Thomas J. Prescott Executive Vice President, Principal Accounting and Financial Officer

Date: __________, 2001
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Daniel P. Amos, Director

Date: __________, 2001
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Joe E. Beverly, Director

/s/Richard Y. Bradley	Date: December 7, 2001
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Richard Y. Bradley, Director

Date: __________, 2001
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C. Edward Floyd, Director

/s/Gardiner W. Garrard, Jr.	Date: December 7, 2001
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Gardiner W. Garrard, Jr., Director

Date: __________, 2001
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V. Nathaniel Hansford, Director

/s/John P. Illges, III	Date: December 7, 2001
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John P. Illges, III, Director

Date: __________, 2001
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Alfred W. Jones III, Director

/s/Mason H. Lampton	Date: December 7, 2001
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Mason H. Lampton, Director

Date: __________, 2001
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Elizabeth C. Ogie, Director

Date: __________, 2001
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H. Lynn Page, Director

Date: __________, 2001
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Melvin T. Stith, Director

filings\snv\nconfsig-s8.doc